Exhibit 10.18(c)

Denver, CO 80217
MAXIMUM PRINCIPAL INDEBTDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $0. THIS IS AN EXEMPT TRANSACTION; GOVERNMENTAL INSTRUMENTALITY IS HOLDER OF INDEBTEDNESS	THIS INSTRUMENT PREPARED BY: Melanie N. Ferguson CoBank, ACB Attn: Collateral Department P.O. Box 5110 Denver, CO 80217

________________

REAL ESTATE DEED OF TRUST

Made By

ETHANOL GRAIN PROCESSORS, LLC
as Grantor and Trustor

And

JAMES R. KELLEY

As Trustee

in favor of

FARM CREDIT SERVICES OF MID-AMERICA, FLCA
and
FARM CREDIT SERVICES OF MID-AMERICA, PCA

as Beneficiaries

Dates as of

January 18, 2007

THIS INSTRUMENT CONSTITUTES A LIEN ON ALL AFTER ACQUIRED PROPERTY OF THE GRANTOR.

THIS INSTRUMENT CONTAINS FUTURE ADVANCE PROVISIONS,

THIS INSTRUMENT SECURES OBLIGATORY ADVANCES FOR COMMERCIAL PURPOSES.

________________

Exhibit 10.18(c)

            THIS REAL ESTATE DEED OF TRUST, dated as of January 18, 2007 is made by ETHANOL GRAIN PROCESSORS, LLC, as grantor and trustor (hereinafter called the “Grantor”), a limited liability company existing under the laws of the State of Tennessee, to James R. Kelley, as trustee, as a resident of Davidson County, Tennessee (the “Trustee”), in favor of FARM CREDIT SERVICES OF MID-AMERICA, FLCA and FARM CREDIT SERVICES OF MID-AMERICA, PCA (hereinafter individually and collectively called “Farm Credit” or the “Beneficiary”), each a federally chartered instrumentality of the United States.

ARTICLE I.

DEFINITIONS

            Section 1.01. Definitions.            In addition to the terms defined elsewhere in this Deed of Trust, the following terms shall have the meanings specified in this Section 1.01, unless the context clearly requires otherwise. The terms defined herein include the plural as well as the singular. Accounting terms used in this Deed of Trust but not otherwise defined herein shall have the meanings they have under GAAP.

            Beneficiary shall mean FARM CREDIT SERVICES OF MID-AMERICA FLCA, FARM CREDIT SERVICES OF MID-AMERICA PCA.

            Credit Agreements shall mean all agreements, instruments and documents between the Grantor and the Beneficiary or executed by the Grantor in favor of the Beneficiary which evidence or relate to the Obligations, whether now existing or hereafter entered into, and all amendments, supplements and restatements thereof.

            Deed of Trust shall mean this Real Estate Deed of Trust, as it may be amended or supplemented from time to time.

            Environmental Law shall have the meaning specified in Section 3.13.

            Event of Default shall have the meaning specified in Section 4.01.

            GAAP shall mean generally accepted accounting principles as established by the American Institute of Certified Public Accountants.

            Hazardous Materials shall have the meaning specified in Section 3.13.

            Lien shall mean any statutory or common law consensual or non-consensual conveyance, pledge, grant, security title or interest, lien, encumbrance or charge of any kind against property, including, without limitation, any conditional sale or other title retention transaction, and any lease transaction in the nature of a security interest.

            Maturity Date shall mean May 1, 2019, which is the latest maturity date of the Obligations secured hereby.

            Maximum Debt Limit shall mean $190,000,000.00 at any one time outstanding.

Exhibit 10.18(c)

            Obligations shall mean all indebtedness and other obligations of the Grantor to the Beneficiary of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, indebtedness under all loans, advances and other extensions of credit made to or for the account of the Grantor and all covenants, agreements and provisions contained in this Deed of Trust and in any of the Credit Agreements.

            Permitted Encumbrances shall mean:

(i)

as to the property specifically described in Exhibit “A” hereto, the restrictions, exceptions, reservations, conditions, limitations, interests and other matters which are set forth or referred to in such descriptions together will all easements, covenants and restrictions of record not customarily affecting marketability of title to such property or materially impairing it’s use; and

(ii)	as to the Trust estate, any Lien permitted under the Credit Agreements.

            Potential Default shall mean the occurrence of any event which with the giving of notice and/or passage of time and/or the occurrence of any other condition would ripen into an Event of Default.

Trust Estate shall have the meaning specified in Section 2.01.

ARTICLE II.

GRANTING CLAUSES

            Section 2.01. Granting Clauses.            In order to secure the repayment of the Obligations, whether such Obligations are made pursuant to a commitment, made at the option of the Beneficiary, made after a reduction to zero or other balance, or made otherwise, up to the Maximum Debt Limit, and to declare the terms and conditions upon which the Obligations are to be secured, the Grantor, in consideration of the premises, does hereby grant, bargain, sell, alienate, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Beneficiary, and its respective assigns the following (all of which are hereinafter collectively called the “Trust Estate”):

            All right, title and interest of the Grantor in and to those fee and leasehold estates in real property described in Exhibit “A” hereto, subject in each case to those matters set forth in such Exhibit, together with all buildings, improvements, fixed assets, personality and fixtures now or in the future annexed, affixed or attached to said real property or said buildings, improvements or structures located thereon; and

            All right, title and interest of the Grantor in, to and under any and all grants, privileges, rights of way, easements and other similar interest now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the

Exhibit 10.18(c)

Grantor for the purposes of, or in connection with the real property described in Exhibit “A” hereto or, the construction, acquisition, ownership, use or operation by or on behalf of the Grantor of all buildings and improvements located on the property encumbered hereby, wherever located.

            TOGETHER WITH all tenements, hereditaments and appurtenances belonging or otherwise pertaining to the aforesaid property or any part thereof, with all reversions, remainders, rents, income, revenues, profits, cash, proceeds, products and benefits at any time derived, received or had from any or all of the above-described property of the Grantor and all deposits or other accounts into which the same may be deposited.

            TO HAVE AND TO HOLD the Trust Estate unto the Trustee and Beneficiary, and its respective assigns forever, to secure the payment and performance of the Obligations, including, without limitation, the due performance of the covenants, agreements and provisions herein contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

ARTICLE III.

PARTICULAR REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE GRANTOR

            The Grantor represents, warrants and, except as otherwise permitted by the Beneficiary, covenants with the Beneficiary as follows:

            Section 3.01. Authority to Execute and Deliver this Deed of Trust; All Action Taken; Enforceable Obligations.            The Grantor is authorized under its articles of incorporation and bylaws or other applicable organizational documents and all applicable laws and by corporate or organizational action to execute and deliver this Deed of Trust; and this Deed of Trust is, and any amendment, supplement or restatement of this Deed of Trust, when executed and delivered will be, the legal, valid and binding obligations of the Grantor which are enforceable in accordance with their respective terms.

            Section 3.02. Authority to Convey Trust Estate; No Liens; Exception for Permitted Encumbrances; Grantor to Defend Title and Remove Liens.            The Grantor has good and marketable title to all fee and leasehold estates in real property and good, right and lawful authority to convey the Trust Estate for the purposes herein expressed. The Trust Estate is free and clear of any Lien affecting the title thereto, except Permitted Encumbrances. The Grantor will, so long as any of the Obligations shall remain unpaid, maintain and preserve the Lien of this Deed of Trust superior to all other Liens, other than Permitted Encumbrances, and will forever warrant and defend the title to the Trust Estate against any and all claims and demands.

            Section 3.03. No Encumbrances on Trust Estate.            The Grantor will not create, incur, suffer or permit to exist any Lien on any of the Trust Estate, except for Permitted Encumbrances. Except for claims giving rise to Permitted Encumbrances, the Grantor will promptly pay or discharge any and all obligations for or on account of which any such Lien might exist.

Exhibit 10.18(c)

            Section 3.04. Sale or Transfer of Trust Estate.            The Grantor shall not sell, lease or transfer any of the Trust Estate to any person or entity except as permitted in the Credit Agreements.

            Section 3.05. Payment of Obligations.            The Grantor will duly and punctually pay all amounts due under the Obligations, at the dates and places and in the manner provided in all Credit Agreements, and all other sums becoming due hereunder.

            Section 3.06. Preservation of Franchises and Compliance with Laws.            The Grantor will take or cause to be taken all such action as may from time to time be necessary to obtain, preserve and renew all franchises, rights of way, easements, permits, and licenses now or hereafter granted or upon it conferred necessary to the operations of the Grantor, and will comply in all material respects with all laws, ordinances, regulations, and requirements applicable to it or the Trust Estate.

            Section 3.07. Maintenance of Trust Estate.            The Grantor will at all times maintain and preserve the Trust Estate and each and every material part and parcel thereof in good repair, working order and condition, ordinary wear and tear excepted, and in material compliance with all applicable laws, ordinances, regulations, and requirements, and will from time to time make all needed and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operating condition and use all reasonable diligence to furnish the consumers served by it through the Trust Estate, or any part thereof, with adequate services furnished by the Grantor.

            Section 3.08. Insurance; Restoration of Damaged Trust Estate.            The Grantor will maintain insurance as required by the Credit Agreements. In the event of damage to or the destruction or loss of any portion of the Trust Estate, unless the Beneficiary shall otherwise agree, the Grantor shall replace or restore such damaged, destroyed or lost portion so that the Trust Estate shall be in substantially the same condition as it was in prior to such damage, destruction or loss. Provided no Potential Default or Event of Default then exists, the Beneficiary shall provide to the Grantor any insurance proceeds received by the Beneficiary upon such reasonable terms and conditions as the Beneficiary may require to ensure that such proceeds are used for the foregoing purpose and that such required replacement or restoration will be completed. The Grantor shall replace the lost portion of the Trust Estate or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid, out of the proceeds of such insurance or otherwise, all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Trust Estate so replaced or restored shall be free and clear of all Liens, except for Permitted Encumbrances. At the request of the Beneficiary, the Grantor shall exercise such rights and remedies which it may have under any insurance policy or fidelity bond and which may be designated by the Beneficiary, and the Grantor hereby irrevocably appoints the Beneficiary as its agent to exercise such rights and remedies under any insurance policy or bond as the Beneficiary may choose, and the Grantor shall pay all reasonable costs and expenses incurred by the Beneficiary in connection with such exercise.

Exhibit 10.18(c)

            Section 3.09. Beneficiary Right to Expend Money to Protect Trust Estate.            From time to time, the Beneficiary may, in its reasonable discretion, but shall not be obligated to, advance funds on behalf of the Grantor, in order to ensure compliance with any covenant or agreement of the Grantor made in or pursuant to this Deed of Trust or any of the Credit Agreements, to preserve or protect any right or interest of the Beneficiary in the Trust Estate or under or pursuant to this Deed of Trust or any of the Credit Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Trust Estate or other property or assets of the Grantor (other than Permitted Encumbrances); provided, however, that the making of any such advance by the Beneficiary shall not constitute a waiver by the Beneficiary of any Event of Default with respect to which such advance is made nor excuse the Grantor from any performance required hereunder. The Grantor shall pay to the Beneficiary upon demand all such advances made by the Beneficiary with interest thereon at a rate equal at all times to 4% per annum above the Beneficiary’s Agent Base Rate.

            Section 3.10. Further Assurances.            Upon the request of the Beneficiary, the Grantor shall promptly do all acts and things, including the execution, acknowledgement and delivery of such amendments thereto and other instruments and documents as the Beneficiary may reasonably request, to enable the Beneficiary to perfect and maintain the Lien of this Deeed of Trust and/or the Beneficiary’s rights and remedies hereunder. The Grantor shall notify the Beneficiary promptly upon the acquisition of any fee or leasehold estate in real property and, to the extent required under the Credit Agreement shall execute and record such amendments or supplements to this Deed of Trust or other documents or instruments as are necessary or appropriate to subject such real property to the Lien of this Deed of Trust and shall deliver such executed and recorded amendments or supplements or other documents or instruments to the Beneficiary. In the event the Grantor fails to take any action required under this Section 3.10, the Beneficiary may take any such action and make, execute and record any such instruments and documents for and in the name of the Grantor, and the Grantor hereby irrevocably appoints the Beneficiary as its attorney-in-fact to take such actions, which appointment is coupled with an interest and irrevocable.

            Section 3.11. Condemnation, Etc.            In the event that the Trust Estate or any part thereof shall be taken under the power of eminent domain or like power, then, unless the Beneficiary otherwise consents, all proceeds and avails thereof shall be applied by the Grantor to the prepayment of the Obligations (such prepayments to be applied in such order and manner as the Beneficiary may, in its sole discretion, elect).

            Section 3.12. Conflict with Deed of Trust Terms.            The provisions of this Deed of Trust and the Credit Agreements shall be cumulative and not mutually exclusive, notwithstanding any inconsistencies.

            Section 3.13. Environmental Representations, Warranties and Covenants.            The Grantor makes the following representations, warranties and covenants, all of which are subject to any exceptions that the Grantor may have previously disclosed in writing to the Beneficiary, and which, to the extent that they deal with representations of fact, are based on the Grantor’s present knowledge, arrived at after reasonable injury.

(A)      Use of the Trust Estate.

Exhibit 10.18(c)

                        (1)      The Grantor shall: (a) use, handle, transport or store Hazardous Materials as defined under any Environmental Law (both as hereinafter defined); and (b) store or treat non-hazardous wastes: (i) in a good and prudent manner in the ordinary course of business; and (ii) in compliance in all respects with all applicable Environmental Laws.

                        (2)      The Grantor shall not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Trust Estate, or, except in compliance in all material respects with applicable law, employ or use the Trust Estate to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Material, or any other substance which is prohibited, controlled or regulated under applicable law in violation of any Environmental Law. The Grant shall not use the Trust Estate in a way that poses a threat or nuisance to public safety, health or the environment, or cause or allow to be caused a known or suspected release of Hazardous Materials, on, under, or from the Trust Estate.

                        (3)      The Grantor shall not do or permit any act or thing, business or operation that poses an unreasonable risk of harm, or impairs or may impair the value of the Trust Estate or any part thereof.

(B)      Condition of the Trust Estate.

                        (1)      The Grantor shall take all appropriate response actions, including any removal and remedial actions, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under, or about the Trust Estate, so as to remain in compliance with all Environmental Laws.

                        (2)      All underground tanks, wells, septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Trust Estate, if any, are, as of the date hereof, maintained in all material respects in compliance with all applicable Environmental Laws.

(C)      Notice of Environmental Problems or Litigation. Neither the Grantor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (1) the Grantor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (2) there has been a release, or there is a threat of release, of Hazardous Materials from the Trust Estate; (3) the Grantor and/or its tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or a threatened release of Hazardous Materials; or (4) the Trust Estate is subject to a lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release or a threatened release of a Hazardous Material. The Grantor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable that would subject the Grantor to any such investigation, litigation, and administrative enforcement or to any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. Upon receipt of any

Exhibit 10.18(c)

such notice, the Grantor and its tenants shall immediately provide a copy to the Beneficiary.

(D)      Right of Inspection. The Grantor hereby grants, and will cause any tenants to grant, to the Beneficiary, its agents, attorneys, employees, consultants, contractors, successors and assigns, the right and authorization, upon reasonable notice and at reasonable times, to enter upon and inspect the Trust Estate and facilities thereon, and perform such tests in a manner that does not interfere with Grantor’s use of the Trust Estate, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Trust Estate, as the Beneficiary, in its reasonable discretion, determines are necessary to protect its security interest; provided, however, that under no circumstances shall the Beneficiary be obligated to perform such inspections or tests.

(E)      Indemnity. The Grantor agrees to indemnify and hold the Beneficiary, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation reasonable attorney’s fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of the Grantor to comply with the environmental representations, warranties, and covenants contained herein.

(F)      Continuation of Representations, Warranties, Covenants and Indemnities. The Grantor’s representations, warranties, covenants, and indemnities contained herein shall survive the occurrence of any event whatsoever, including, without limitation, the satisfaction of the Obligations secured hereby, the reconveyance or foreclosure of this Deed of Trust, the acceptance by the Beneficiary of a deed in lieu of foreclosure, or any transfer or abandonment of the Trust Estate.

(G)      Corrective Action. In the event the Grantor is in breach of any of its representations, warranties or agreements as set forth above, then, without limiting the Beneficiary’s other rights hereunder, the Grantor, at its sole expense, shall take all actions required, including, without limitation, environmental cleanup of the Trust Estate, to comply with the representations, warranties, and covenants contained herein and with all applicable legal requirements and, in any event, shall take all actions deemed necessary under all applicable Environmental Laws.

(H)      Hazardous Materials Defined. The term “Hazardous Materials” shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

(I)      Environmental Law Defined. The term “Environmental Law” shall mean any federal, state or local laws, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Trust Estate.

Exhibit 10.18(c)

ARTICLE IV.

EVENTS OF DEFAULT AND
REMEDIES OF THE BENEFICIARY

            Section 4.01. Events of Default.            Each of the following shall be an “Event of Default”:

                        (A)            default shall be made in the payment of any amount due under any Obligation;

                        (B)            default shall be made in the due observance or performance of any of the covenants, conditions or agreements on the part of the Grantor, and, if such default shall be under Sections 3.06, 3.07, or 3.08 hereof, such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Grantor by the Beneficiary;

                        (C)            any representation or warranty made by the Grantor herein, or in any certificate, instrument or document delivered hereunder, shall prove to be false or misleading in any material respect on or as of the date made;

                        (D)            an “Event of Default” shall have occurred under any Credit Agreement or, in the event any Credit Agreement does not contain specified “Events of Default,” the Grantor shall breach or be in default of any Credit Agreement; and

                        (E)            an event of damage, destruction or loss or a taking under the power of eminent domain or like power (or transfer in lieu of such taking) shall have had, in the judgment of the Beneficiary, a material adverse effect on the ability of the Grantor to pay or perform the Obligations.

            Section 4.02. Acceleration of Maturity.            If an Event of Default shall have occurred and be continuing, the Beneficiary may declare the Obligations to be due and payable immediately by a notice in writing to the Grantor, and upon such declaration, all Obligations shall become due and payable immediately, anything contained herein or in the Credit Agreements to the contrary notwithstanding.

            Section 4.03. Remedies of the Trustee.            If one or more Events of Default shall occur and be continuing, the Trustee is hereby authorized and empowered to sell or cause to be sold all and singular the Trust Estate or any part thereof, and all right, title, interest, claim and demand of the Grantor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof, is located, at such time, upon such notice, and upon such terms as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief description of the property to be sold, by three (3) publications for successive weeks (with the first publication being at least twenty days prior to sale) in any newspaper of general circulation, published in said county or, if no such newspaper is published in such county, by posting written notice in accordance with Tenn. Code Ann. § 35-5-103 for thirty (30) days prior to the date fixed for such sale. Any sale to be made under this Section 4.04 may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be

Exhibit 10.18(c)

had at the time and place to which the same shall be adjourned; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date that such sale is set, either originally or by prior announcement of postponement. Notwithstanding the foregoing, in the event another or different notice of sale or another or different manner of conducting the same shall be required by law, the notice of sale shall be given or the sale be conducted, as the case may be, in accordance with the applicable provisions of law. The costs and expenses incurred by the Beneficiary (including, but not limited to receiver’s fees, counsel fees, cost of advertisement and agents’ compensation) in the exercise of any of the remedies provided in this Deed of Trust shall be secured by this Deed of Trust. Trustee is authorized and empowered to execute and deliver a deed to the purchaser. Beneficiary may bid at any sale under this trust conveyance.

                        The Trust Estate may be sold by Trustee in one or more parcels at one or more sales pursuant to the power of sale herein granted as Trustee deems appropriate, and the power of sale herein granted shall not be exhausted until the entire Trust Estate is sold or the notes and all other Obligations secured by this Deed of Trust are fully satisfied, whichever first occurs.

                        Grantor agrees that Trustee may, at any time after default in the payment of any part of the notes or other Obligations secured by this Deed of Trust, enter and take possession of the Trust Estate, and Grantor further agrees that, in the event Trustee fails to enter and take possession of the Trust Estate prior to selling same as herein provided, the purchaser shall nevertheless be entitled to immediate possession thereof upon the delivery to such purchaser by Trustee of a deed to said property.

                        At any time after the occurrence of an Event of Default, Beneficiary may at its option continue the abstract of title to the Trust Estate or obtain other appropriate title evidence, and may add the cost thereof to the notes that are Obligations secured by this Deed of Trust.

                        In the event of Trustee’s death, absence, inability or refusal to act at any time when action under the foregoing powers and trusts may be required or contemplated, or for any other reason at the option of the Beneficiary, Beneficiary is hereby authorized to name and appoint a successor to execute the this trust, and the title herein conveyed to the above named Trustee shall be vested in said successor without the necessity for any further conveyance.

                        In the event of a sale of the Trust Estate under and by virtue of this trust, Grantor and all persons holding under it shall be and become the tenants at will of the purchaser, said tenancy to be terminable at the option of said purchaser upon five days’ written notice unless otherwise agreed in writing by Beneficiary.

            Section 4.04. Application of Proceeds from Remedial Actions.            Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first to pay all the costs and charges of executing this trust, including reasonable attorneys’ fees and the expenses of any litigation that may arise on account of the execution and enforcement of this trust, or in connection therewith as hereinabove provided, second, to the Obligations in such order and manner as the Beneficiary shall elect in its sole discretion, and the balance, if any, shall be paid to whomsoever shall be entitled thereto.

Exhibit 10.18(c)

            Section 4.05. Remedies Cumulative; No Election.            Every right or remedy herein conferred upon or reserved to the Beneficiary shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Credit Agreement or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

            Section 4.06.            Waiver of Appraisement Rights. The Grantor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Trust Estate may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Trust Estate, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Grantor, for itself and all who may claim through or under it, hereby expressly waives the benefit of all such laws unless such waiver shall be forbidden bylaw. Any such sale shall be free of the statutory right of redemption under Tenn. Code Ann. § 66-8-101, which Grantor expressly waives.

            Section 4.07.  Exercise by Trustee.             Notwithstanding anything herein to the contrary, the Trustee (i) shall not exercise, or waive the exercise of, any of its rights or remedies hereunder (other than its right to reimbursement) except upon the request of the Beneficiary, and (ii) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of the Beneficiary and at the direction of the Beneficiary as to the manner of such exercise or waiver, provided that the Trustee shall have the right to decline to follow any such request or direction if the Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

ARTICLE V.

POSSESSION UNTIL DEFAULT; SATISFACTION

            Section 5.01. Possession Until Default. Until one or more Events of Default shall have occurred, the Grantor shall be permitted to retain actual possession of the Trust Estate, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, including, without limitation, to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products, profits and proceeds thereof or therefrom, subject to the provisions of this Deed of Trust.

            Section 5.02. Satisfaction. If the Grantor shall well and truly pay or cause to be paid the Obligations at the times and in the manner provided in the Credit Agreements, and shall also pay or cause to be paid all other sums payable by the Grantor hereunder, and shall keep and perform all covenants herein and in all Credit Agreements required to be kept and performed by it, and there are no further obligations to make advances to the Grantor under any of the Credit Agreements, then and in that case, all property, rights and interest hereby conveyed or assigned or pledged shall, upon the written request of the Grantor, revert to the Grantor and the estate, right, title and interest of the Beneficiary shall thereupon cease, determine and become void, and

Exhibit 10.18(c)

the Beneficiary, in such case, at the Beneficiary’s cost and expense, shall enter satisfaction of this Deed of Trust upon the record.

ARTICLE VI.

MISCELLANEOUS

            Section 6.01. Property Deemed Real Property.            It is hereby declared to be the intention of the Grantor that all the Trust Estate, including, without limitation, all rights of way and easements granted or given to the Grantor or obtained by it to use real property in connection with the construction, acquisition, ownership, use or operation of the buildings or improvements located on the real property encumbered hereby, and all other property physically attached to any of the foregoing, including fixtures now or in the future attached to any of the foregoing, shall be deemed to be real property.

            Section 6.02. Deed of Trust to Bind and Benefit Successors and Assigns. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Grantor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Beneficiary shall pass to and inure to the benefit of the successors and assigns of the Beneficiary. The Grantor hereby agrees to execute such consents, acknowledgements and other instruments as may be requested by the Beneficiary in connection with the assignment, transfer, convey, hypothecation or pledge of the rights or interests of the Beneficiary and Trustee hereunder or under the Credit Agreements or in and to any of the Trust Estate.

            Section 6.03. Headings. The descriptive headings of the various articles and sections of this Deed of Trust were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

            Section 6.04. Notices.             All demands, notices, reports, approvals, designations or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if sent by registered or certified mail, postage prepaid, or delivered by hand, or sent by facsimile transmission, receipt confirmed, addressed to the proper party or parties at the following address:

As to the Grantor:	ETHANOL GRAIN PROCESSORS, LLC 1918 McDonald Road Rives, Tennessee 38253 Attention: James K. Patterson Telephone No: 731-536-1286 Fax No: 731-536-1287

As to the Beneficiary, Beneficiary’s Agent:	CoBank, ACB 5500 S. Quebec Street Greenwood Village, CO 80111 Attention: Agribusiness Banking Group Fax No: 303-740-4002

Exhibit 10.18(c)

Either such party may from time to time designate to each other a new address to which demands, notices, reports, approvals, designations or directions may be addressed, and from and after any such designation, the address designated shall be deemed to be the address of such party in lieu of the address given above.

            Section 6.05. Severability.            The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Deed of Trust shall not affect the remaining portions hereof.

            Section 6.06. Governing Law. The effect and meaning of this Deed of Trust, and the rights of all parties hereunder, shall be governed by, and construed according to, the laws of the State of Tennessee, except to the extent governed by federal law.

            Section 6.07. Indemnification by the Grantor of the Beneficiary. The Grantor agrees to indemnify and save harmless the Beneficiary against any liability or damages which the
Beneficiary may incur or sustain in the exercise and performance of its rightful powers and duties hereunder, including any liability or damages arising from the Grantor’s failure to comply with any Environmental Law or the like applicable to the Trust Estate. For such indemnity, the
Beneficiary shall be secured under this Deed of Trust in the same manner as the Obligations and all amounts payable under this Section shall be paid to the Beneficiary with interest at the rate specified in Section 3.09. The Grantor’s obligations under this Section shall survive the exercise by the Beneficiary of its rights and remedies hereunder, any foreclosure on all or any part of the Trust Estate and the cancellation or satisfaction of this Deed of Trust.

            Section 6.08. Trustee.

(A)      Subject to applicable law, the Trustee may resign by an instrument in writing addressed to the Beneficiary, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by the Beneficiary In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor Trustee, then the Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed by the Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Grantor's obligations have been satisfied under Section 6.02 hereof or until the Trust Estate is sold hereunder. Such appointment and designation by the Beneficiary shall be full evidence of the right and authority to make the same and all facts therein recited. All references herein shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Except as otherwise required by applicable law, the Trustee shall not perform any act or omit to act hereunder unless, prior to such act or omission, the Beneficiary delivers to the Trustee direction to so act or omit to act. The Grantor hereby ratifies and confirms any and all acts which the Trustee herein named or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

(B)      The Trustee shall not be liable for any error of judgment or act done by the
Trustee in good faith, or otherwise be responsible or accountable under any circumstances

Exhibit 10.18(c)

whatsoever, except for the Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely upon any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law or by the Beneficiary), and the Trustee shall be under no liability for interest on any moneys received by it hereunder.

(C)      The Beneficiary hereby agrees to indemnify and save harmless the Trustee from and against any liability or damages which the Trustee may incur or sustain in the exercise and performance of its rights and duties hereunder, unless incurred or sustained as a result of the Trustee’s gross negligence or willful misconduct.

[Signatures follow on next page]

Exhibit 10.18(c)

            IN WITNESS WHEREOF, ETHANOL GRAIN PROCESSORS, LLC, as Grantor, has caused this Deed of Trust to be signed in its name by the Board of Governors thereunto duly authorized, all as of the day and year first above written.

ETHANOL GRAIN PROCESSORS, LLC, Grantor

By: /s/ James K. PattersonTitle: Chief
Printed Name: James K. Patterson
Executive Officer

STATE OF TENNESSEE ) ) ss COUNTY OF DAVIDSON )

Before me, J. Evan Gower of the state and county mentioned, personally appeared James K. Patterson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be president (or other officer authorized to execute the instrument) of ETHANOL GRAIN PROCESSORS, LLC, the within named bargainor, a corporation, and that such president or officer as such Chief Executive Officer (title of officer), executed the forgoing instrument for the purpose therein contained, by personally signing the name of the corporation.

Witness my hand and seal, at office in Nashville, TN, this 19th day of January 2007.

By: /s/ J. Evan Gower
Notary Public

Exhibit 10.18(c)

EXHIBIT A – REAL PROPERTY

1.

Legal descriptions of real property in which the Grantor has a fee estate:

“Being the same property conveyed to Grantor by deed of record in Book 26-X, Page 210, Register’s Office for Obion County, Tennessee.”

BEING a 230,000 acre tract of land located on the east side of McDonald Road and the north side of Black Lane Road and lying in the 15th Civil District of Obion County, Tennessee and being part of Parcel 18 Tax Map 113 and part of that conveyed to Ethanol Grain Processors, LLC, by Deed in Book 26-X, Page 210 as recorded in the Register’s Office of Obion County, Tennessee as more particularly described as follows:

BEGINNING at an unmarked point in the gravel McDonald Road and lying in the southerly right way of the Illinois Central Railroad (DB, 12-Q PG, 381-410), said point lies 50.00 feet, perpendicular distance from the center of the tracks of said railroad and is also located North 04 degrees 06 minutes 13 seconds East, 2329.44 feet (in a straight line call) from a found iron pin at the centerline intersection of the old centerline location of McDonald Road and Black Lane Road, said Point of Beginning lies in the eat line of Hilton (DB. 24-O PG. 286) and being the northwest corner of the tract being described herein;

Thence, North 52 degrees 23 minutes 37 seconds East, a distance of 3602.04 feet, along the southerly right of way of said Illinois Central Railroad, to a found iron pin (5/8” steel rebar capped Crocker TN RLS 1125) located at a west corner of Hampton (DB. 20-C PG.351), said iron pin lies 50 feet, perpendicular distance, from the centerline of said railroad tracks;

Thence, South 83 degrees 10 minutes 25 seconds East, a distance of 250.00 feet, along the inside line of Hampton and running along a fence and fence remnants, passing thru a found iron pin on line (5/8” steel rebar capped Crocker TN RLS 1125) at 150.00 feet, crossing Dry Creek, to a point in the edge of said creek, said point being an inside corner or Hampton;

Thence, South 03 degrees 49 minutes 28 seconds West, a distance of 3044.62 feet, along the west line of Hampton, crossing said Creek as it meanders, running in a straight line, to a found 12 inch diameter utility pole type corner post, being the southwest corner of said Hampton;

Thence, South 12 degrees 26 minutes 40 seconds West, a distance of 1688.50 feet, making a severance line thru said Obion Grain Company, Inc., passing a set iron pin on line at 1638.50 feet, continuing to a set railroad spike in the centerline of Black Lane Road and in the north line of Denning (DB. 24-F PG. 553);

Thence, running along a centerline of Black Lane Road and the north lines of said Denning and with Obion Grain Company, Inc. (DB. 26-U PG. 242) for the following four (4) calls:

            North 85 degrees 46 minutes 38 seconds West, 913.93 feet to a point;
            North 85 degrees 58 minutes 26 seconds West, 338.05 feet to a point;
            North 85 degrees 51 minutes 32 seconds West, 126.64 feet to a point;
            North 85 degrees 55 minutes 08 seconds West, 95.00 feet to a point;

Thence, leaving said road and making severance lines thru said Obion Grain Company, Inc. for the following six (6) calls:

Exhibit 10.18(c)

EXHIBIT A – REAL PROPERTY

            North 04 degrees 13 minutes 15 seconds East, 150.00 feet, passing a set iron pin on line at 50.00 feet, continuing to a set iron pin;
            North 48 degrees 43 minutes 17 seconds East, 115.24 feet to a set iron pin;
            North 19 degrees 45 minutes 54 seconds West, 457.01 feet to a set iron pin;
            North 85 degrees 55 minutes 08 seconds West, 309.00 feet to a set iron pin;
            South 04 degrees 13 minutes 14 seconds West, 380.00 feet to a set iron pin;
            North 85 degrees 55 minutes 08 seconds West, 821.00 feet, passing a set iron pin on the line at 771.00 feet, continuing to a point in the gravel McDonald Road, said point lies in the old centerline location of said McDonald Road and lies in the east line of said Hilton (DB. 24-O PG. 286);

Thence, running with the old centerline location of McDonald Road and the east line of said Hilton, for the following five (5) calls:

            North 04 degrees 13 minutes 13 seconds East, 324.15 feet to a point;
            North 04 degrees 05 minutes 18 seconds East, 541.74 feet to a point;
            North 03 degrees 54 minutes 57 seconds East, 511.19 feet to a point;
            North 03 degrees 38 minutes 22 seconds East, 461.93 feet to a point;
            North 05 degrees 14 minutes 02 seconds East, 220.50 feet to the point of beginning, containing 230.00 acres. Bearings are based on magnetic north readings from prior survey dated March 15, 2005. Property subject to County road right of ways and utilities along road and crossing property.

2.	County in which real property of the Grantor is located. Obion